EXHIBIT 10.16
WOODWARD GOVERNOR COMPANY
SUMMARY OF EXECUTIVE OFFICER COMPENSATION
     The compensation program for executive officers of Woodward Governor Company (the “Company”) primarily consists of three variable components: base salary, a potential cash bonus under the Company’s annual Management Incentive Plan, and cash and equity long-term incentive compensation under the Woodward Governor Company 2006 Omnibus Incentive Plan (the “2006 Plan”). We also provide other benefits incident to employment to our employees.
BASE SALARIES
     The base salaries for each of the executive officers of the Company (the “Executive Officers”) for fiscal year 2009, are as follows:

Name and Principal Positions	Base Salary
Thomas A. Gendron, President and Chief Executive Officer	$700,000
Robert F. Weber, Jr., Chief Financial Officer and Treasurer	$360,000
Gerhard Lauffer, Group Vice President, Electrical Power Systems	$337,900
Dennis Benning, Group Vice President, Airframe Systems	$330,070
Martin V. Glass, Group Vice President, Turbine Systems	$325,500
Chad R. Preiss, Group Vice President, Engine Systems	$260,000
A. Chris Fawzy, Vice President, General Counsel and Corporate Secretary	$270,000
MANAGEMENT INCENTIVE PLAN
     The threshold, target and stretch/outstanding amounts to be awarded under the annual Management Incentive Plan (“MIP”) of the Company for fiscal year 2009 for each of our Executive Officers, subject to achievement of financial objectives of the Company, are as follows:

Threshold, Target and
Stretch/Outstanding
Amounts as a Percentage of
Name of Executive Officer	Base Salary
40,100,
Mr. Gendron	& 200%
24,60,
Mr. Weber	& 120%
22,55
Mr. Lauffer	& 110%
22,55
Mr. Benning	& 110%
22,55
Mr. Glass	& 110%
22,55
Mr. Preiss	&110%
20,50
Mr. Fawzy	& 100%
LONG TERM INCENTIVE PLAN AWARDS UNDER THE 2006 PLAN
     Stock Option Awards

     The annual awards of options to purchase shares of Common Stock of the Company relating to fiscal year 2009 will be granted to each of the Executive Officers under the 2006 Plan on November 24, 2008 with an exercise price based on the closing price of Woodward’s common stock on The Nasdaq Global Select Market on November 24, 2008.

Number of
Name of Executive Officer	Shares
Mr. Gendron	62,000
Mr. Weber	14,500
Mr. Lauffer	14,000
Mr. Benning	14,000
Mr. Glass	14,000
Mr. Preiss	14,000
Mr. Fawzy	6,000
     The form of Stock Option Award Agreement under the 2006 Plan, including vesting provisions, pursuant to which such awards were made, is incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated November 16, 2007.
CASH COMPONENT OF LONG-TERM INCENTIVE PLAN
     The Company established a reward target for the cash component of the three-year long-term incentive plan (“LTIP”) for fiscal 2008-2010 for each Executive Officer, articulated as a percentage of base pay. Payout targets for the cash component of the long-term incentive plan are detailed in the following table:

Cash Target
LTIP Award as
Executive Officer	a % of Base
Gendron	50%
Weber	40%
Lauffer	35%
Benning	35%
Glass	35%
Preiss	35%
Fawzy	25%
     For purposes of the LTIP, we assess our performance as measured by Return on Capital and Growth on Net Earnings per Share against the same performance metrics of the other companies in the S&P Small Cap 600 over the three-year period 2008 through 2010. Each performance measurement is worth 50% of the award and each is measured separately. Payout triggers in relation to our ranking within the S&P Small Cap 600 are as follows:

Performance	Payout
At or above 50th percentile	50% of target
At or above 60th percentile	100% of target
At or above 75th percentile	200% of target
OTHER BENEFITS
     Our Executive Officers participate in the same health, welfare and retirement benefits as does all of our employee membership. This includes a group health insurance program; life insurance, inclusive of employee life, additional buy-up employee life, optional spouse life, and optional child life; Accidental Death & Dismemberment insurance; Long-Term Disability; Woodward Retirement Savings Plan, inclusive of employee contributions and Company contributions (100% match on the first 3% of employee contributions, 50% on the next 3% of employee contributions, maxing at 4.5%); Woodward Stock Plan (Company contribution of 5% of base wages); Retirement Income Plan (Company contribution of 1.5% of eligible wages, and 0.1% for each year of additional service). The Retirement Income Plan was frozen as of September 30, 2003, with prior participants grandfathered and closed to new participants.

     All plans are subject to applicable IRS limitations. Supplemental matches and contributions are made for the Retirement Savings Plan, the Woodward Stock Plan, and the grandfathered Retirement Income Plan.
     Our Executive Officers are also eligible to participate in a deferred compensation plan, the Executive Benefit Plan (EBP). This plan is also available to other key leaders. Participants are able to defer up to 50% of base pay, and up to 100% of any incentive payments.
WHERE MORE INFORMATION CAN BE FOUND
     Each of the plans and agreements mentioned herein are discussed further annually in our Notice of Annual Meeting of Shareholders and Proxy Statement as filed with the Securities and Exchange Commission ( “SEC” ). Our Proxy Statement can be found on our website at www.woodward.com/corp/IR/secFilings.cfm and at the SEC’s website at www.sec.gov.

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